Exhibit 99.1

Skillsoft Announces Sale of Global Knowledge Business to
Enduring Ventures

Strategic transaction sharpens Skillsoft’s focus on its AI-native skills management platform, while preserving instructor-led training capabilities through a strategic partnership

BOSTON, Mass. — May 20, 2026 — Skillsoft (NYSE: SKIL) (“Skillsoft” or “the Company”), a leading AI-native skills management platform, today announced that it has entered into a definitive agreement to sell its Global Knowledge instructor-led training (“ILT”) business to an affiliate of Enduring Ventures (the “Buyer”). The transaction follows a comprehensive strategic assessment and represents a significant milestone in Skillsoft’s transformation.

Skillsoft expects the transaction to deliver three primary strategic benefits:

●	Increased Focus: Allows Skillsoft to focus on scaling its AI-native skills management platform, including investments in content, technology, and AI-driven learning solutions.
●	Simplified Operating Model: Streamlines operations and enhances management focus on higher growth, higher-margin opportunities and improving growth, earnings, and free cash flow.
●

Continued Customer Value: Skillsoft expects to maintain a strategic partnership with Global Knowledge following the transaction. Skillsoft customers would retain access to high-quality instructor-led training. Global Knowledge customers would retain access to the Skillsoft platform. Both organizations are committed to delivering integrated, multimodal learning experiences to their respective customer bases.

“Following a comprehensive strategic review, we determined that this transaction is the right step to further sharpen our focus and accelerate Skillsoft’s transformation,” said Ron Hovsepian, Chief Executive Officer of Skillsoft. “This strengthens our ability to concentrate investment, innovation, and resources on our AI-native skills management platform, where we see the greatest opportunity to help organizations build workforce readiness, close critical skill gaps, and drive measurable business outcomes.”

Hovsepian continued, “We expect the deal to be immediately accretive to growth rates, earnings, and cash flow. Our customers are under immense pressure to build AI-ready workforces, and we are now in a stronger position to meet that demand.”

Sieva Kozinsky, Managing Partner of Enduring Ventures, commented, “Global Knowledge is the gold standard in technology and IT training, with a 30-year track record helping organizations upskill their technical workforce. We're acquiring it because we believe that mission is more relevant today than ever. The pace of AI-driven change means that continuous, expert-led training isn't a nice-to-have, it's a competitive necessity. We look forward to building Global Knowledge through the next chapter, along with our continued partnership with Skillsoft, providing our common customers with the best in skills development through multi-modal learning.”

Transaction Details

Pursuant to the terms of the agreement, at the closing of the transaction, Skillsoft will be entitled to initial consideration of an amount equal to $10 million, subject to adjustment as set forth in the agreement, including adjustments based on the estimated working capital (including cash) and indebtedness of Global Knowledge as of immediately prior to the closing date. This initial purchase consideration of $10 million is to be funded by Global Knowledge’s cash, a seller note issued by Global Knowledge to Skillsoft and/or third-party financing obtained by the Buyer. The seller note, which is payable to Skillsoft on July 31, 2026 (with $2 million of the principal amount extendable to October 31, 2026), will be secured by Global Knowledge’s cash and accounts receivable.

Commencing nine months after the closing of the transaction, Skillsoft will also be entitled to deferred consideration in an aggregate amount of $10 million, less approximately $2 million related to long-term employee liabilities, payable in five equal quarterly installments, subject to certain off-set rights. While the ultimate collectability of the purchase consideration is subject to the operations of the divested business and its ability to obtain suitable third-party or seller financing, the Buyer’s obligation to pay the deferred consideration will be guaranteed by Global Knowledge and secured by Global Knowledge’s intellectual property rights.

The transaction is subject to customary closing conditions, including regulatory approvals, and we currently expect the transaction to close in the second fiscal quarter.

Advisors

Jefferies LLC acted as exclusive financial advisor to Skillsoft. Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Skillsoft.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in skills management for the human + AI era. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to the anticipated benefits of the Global Knowledge transaction, the expected timeline for completing the transaction, the anticipated consideration, expectations regarding the strategic partnership with Global Knowledge and the ability of Skillsoft customers to access ILT offerings pursuant thereto, our product development and planning, our pipeline, future capital expenditures and capital allocation, and our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, in this document and in our other periodic filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

Investor Contact

Ross Collins

SKIL@alpha-ir.com

Media Contact

Skillsoft PR

PR@skillsoft.com

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